FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2018 THIRD QUARTER RESULTS
MILPITAS, Calif., April 26, 2018 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its third quarter of fiscal year 2018, which ended on March 31, 2018, and reported GAAP net income of $307 million and GAAP earnings per diluted share of $1.95 on revenues of $1,021 million.

“KLA-Tencor delivered another record performance in the March quarter, with revenue topping $1 billion in the period, and finishing at the upper end of the range of guidance,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “This was driven by our ongoing focus on customer success and technology leadership, and reflects the strong momentum we are experiencing in the marketplace across each of our major product groups, and in services.”

GAAP Results
	Q3 FY 2018	Q2 FY 2018	Q3 FY 2017
Revenues	$1,021 million	$976 million	$914 million
Net Income (Loss)	$307 million	$(134) million	$254 million
Earnings (Loss) per Diluted Share	$1.95	$(0.86)	$1.61

Non-GAAP Results
	Q3 FY 2018	Q2 FY 2018	Q3 FY 2017
Net Income	$318 million	$309 million	$256 million
Earnings per Diluted Share	$2.02	$1.97	$1.62
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2018 third quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2018	June 30, 2017
ASSETS
Cash, cash equivalents and marketable securities	$2,889,982	$3,016,740
Accounts receivable, net	660,455	571,117
Inventories	858,924	732,988
Other current assets	131,153	71,221
Land, property and equipment, net	284,496	283,975
Goodwill	349,998	349,526
Deferred income taxes, non-current	193,953	291,967
Purchased intangibles, net	15,376	18,963
Other non-current assets	213,847	195,676
Total assets	$5,598,184	$5,532,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$169,459	$147,380
Deferred system profit	258,142	180,861
Unearned revenue	56,141	65,507
Current portion of long-term debt	—	249,983
Other current liabilities	716,693	649,431
Total current liabilities	1,200,435	1,293,162
Non-current liabilities:
Long-term debt	2,461,914	2,680,474
Unearned revenue	70,934	59,713
Other non-current liabilities	494,758	172,407
Total liabilities	4,228,041	4,205,756
Stockholders’ equity:
Common stock and capital in excess of par value	561,677	529,283
Retained earnings	862,743	848,457
Accumulated other comprehensive income (loss)	(54,277)	(51,323)
Total stockholders’ equity	1,370,143	1,326,417
Total liabilities and stockholders’ equity	$5,598,184	$5,532,173

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended March 31,		Nine months ended March 31,
(In thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Product	$797,797	$721,016	$2,320,171	$1,966,502
Service	223,497	192,793	646,526	574,865
Total revenues	1,021,294	913,809	2,966,697	2,541,367
Costs and expenses:
Costs of revenues	368,688	343,274	1,069,471	939,617
Research and development	153,284	130,170	456,761	390,315
Selling, general and administrative	113,518	96,252	326,777	284,172
Interest expense and other, net	19,821	24,964	64,246	79,049
Income before income taxes	365,983	319,149	1,049,442	848,214
Provision for income taxes	59,102	65,587	595,944	178,300
Net income	$306,881	$253,562	$453,498	$669,914
Net income per share:
Basic	$1.96	$1.62	$2.90	$4.28
Diluted	$1.95	$1.61	$2.88	$4.26
Cash dividends declared per share	$0.59	$0.54	$1.77	$1.60
Weighted-average number of shares:
Basic	156,221	156,749	156,547	156,402
Diluted	157,201	157,746	157,539	157,297

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	March 31,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$306,881	$253,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,283	14,198
Non-cash stock-based compensation expense	16,210	12,536
Net (gain) loss on sales of marketable securities and other investments	(2)	53
Changes in assets and liabilities, net of business acquisition:
Accounts receivable, net	90,906	(64,509)
Inventories	(65,238)	(28,288)
Other assets	(65,350)	(18,751)
Accounts payable	19,183	23,017
Deferred system profit	9,313	(4,426)
Other liabilities	24,421	37,446
Net cash provided by operating activities	352,607	224,838
Cash flows from investing activities:
Capital expenditures, net	(14,994)	(9,414)
Purchases of available-for-sale securities	(112,661)	(382,138)
Proceeds from sale of available-for-sale securities	58,429	175,188
Proceeds from maturity of available-for-sale securities	97,809	115,547
Purchases of trading securities	(34,370)	(14,553)
Proceeds from sale of trading securities	31,681	16,999
Net cash provided by (used in) investing activities	25,894	(98,371)
Cash flows from financing activities:
Repayment of debt	(25,000)	(25,000)
Issuance of common stock	(8)	—
Tax withholding payments related to vested and released restricted stock units	(428)	(1,714)
Common stock repurchases	(84,724)	—
Payment of dividends to stockholders	(92,128)	(85,514)
Net cash used in financing activities	(202,288)	(112,228)
Effect of exchange rate changes on cash and cash equivalents	6,075	4,535
Net increase in cash and cash equivalents	182,288	18,774
Cash and cash equivalents at beginning of period	1,073,394	937,033
Cash and cash equivalents at end of period	$1,255,682	$955,807
Supplemental cash flow disclosures:
Income taxes paid, net	$74,314	$79,590
Interest paid	$2,330	$3,117
Non-cash activities:
Purchase of land, property and equipment - investing activities	$9,728	$3,218
Dividends payable - financing activities	$8,408	$12,643

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

		Three months ended			Nine months ended
		March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
GAAP net income (loss)		$306,881	$(134,319)	$253,562	$453,498	$669,914
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Acquisition-related charges	a	7,413	1,608	513	10,608	2,293
Merger-related charges	b	—	—	3,221	3,015	10,895
Income tax effect of non-GAAP adjustments	c	(343)	(465)	(1,272)	(2,407)	(4,111)
Discrete tax items	d	4,184	441,894	—	446,078	(3,064)
Non-GAAP net income		$318,135	$308,718	$256,024	$910,792	$675,927
GAAP net income (loss) per diluted share		$1.95	$(0.86)	$1.61	$2.88	$4.26
Non-GAAP net income per diluted share		$2.02	$1.97	$1.62	$5.78	$4.30
Shares used in diluted shares calculation		157,201	156,587	157,746	157,539	157,297
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended March 31, 2018
Costs of revenues	$1,122	$—	$1,122
Selling, general and administrative	6,291	—	6,291
Total in three months ended March 31, 2018	$7,413	$—	$7,413
Three months ended December 31, 2017
Costs of revenues	$1,530	$—	$1,530
Selling, general and administrative	78	—	78
Total in three months ended December 31, 2017	$1,608	$—	$1,608
Three months ended March 31, 2017
Costs of revenues	$500	$362	$862
Research and development	—	997	997
Selling, general and administrative	13	1,862	1,875
Total in three months ended March 31, 2017	$513	$3,221	$3,734

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions or pending acquisitions, including the pending acquisition of Orbotech. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax item during the three and nine months ended March 31, 2018 includes the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (“the Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Discrete tax item during the nine months ended March 31, 2017 include the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.